ZQ|CERT#|COY|CLS|RGSTRY|ACCT#|TRANSTYPE|RUN#|TRANS#

Centrue Financial Corporation

PO BOX 43004, Providence, RI 02940-3004

MR A SAMPLE
DESIGNATION (IF ANY)
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| | | | | |
|---|---|---|---|---|
| CUSIP | | | | XXXXXX XX X |
| Holder ID | | | | XXXXXXXXXX |
| Insurance Value | | | | 1,000,000.00 |
| Number of Shares | | | | 123456 |
| DTC | | 12345678 | | 123456789012345 |
| Certificate Numbers | | Num/No. | Denom. | Total |
| 1234567890/1234567890 | | 1 | 1 | 1 |
| 1234567890/1234567890 | | 2 | 2 | 2 |
| 1234567890/1234567890 | | 3 | 3 | 3 |
| 1234567890/1234567890 | | 4 | 4 | 4 |
| 1234567890/1234567890 | | 5 | 5 | 5 |
| 1234567890/1234567890 | | 6 | 6 | 6 |
| Total Transaction | | | | 7 |

**COMMON STOCK**

PAR VALUE $0.01

**Certificate Number**

ZQ00000000

# Centrue Financial Corporation

**COMMON STOCK**

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX

**Shares**

***000000***

## CENTRUE FINANCIAL CORPORATION

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

THIS CERTIFIES THAT MR. SAMPLE & MRS. SAMPLE & MR. SAMPLE & MRS. SAMPLE

CUSIP 15643B 20 5

SEE REVERSE FOR CERTAIN DEFINITIONS

is the owner of ***ZERO HUNDRED THOUSAND ZERO HUNDRED AND ZERO***

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CAPITAL STOCK, PAR VALUE $0.01 PER SHARE, OF

**Centrue Financial Corporation (hereinafter called the "Corporation")**, transferable on the books of the Corporation, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby, are issued under and shall be held subject to all of the provisions of the Certificate of Incorporation and By-Laws of the Corporation and of the amendments thereto, copies of which are on file with and obtainable upon request from the Corporation, to all of which the holder, by acceptance hereof, assents.

This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

**Witness** the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED DD-MMM-YYYY

COUNTERSIGNED AND REGISTERED:
**COMPUTERSHARE TRUST COMPANY, N.A.**
TRANSFER AGENT AND REGISTRAR,

Kurt R. Stevenson
President & Chief Executive Officer

CENTRUE FINANCIAL CORPORATION CORPORATE SEAL DELAWARE

Suzanne Fechter
Secretary

By
AUTHORIZED SIGNATURE

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CENTRUE FINANCIAL CORPORATION

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

| | | | |
|---|---|---|---|
| TEN COM | - as tenants in common | UNIF GIFT MIN ACT | - ................ Custodian ................ (Cust) (Minor) under Uniform Gifts to Minors Act ................ (State) |
| TEN ENT | - as tenants by the entireties | | |
| JT TEN | - as joint tenants with right of survivorship and not as tenants in common | UNIF TRF MIN ACT | - ................ Custodian (until age ................ ) (Cust) ................ under Uniform Transfers to Minors Act ................ (Minor) (State) |

Additional abbreviations may also be used though not in the above list.

For value received, ____________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

[ ]

________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

________________________________________

________________________________________

________________________________________ Shares

of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________ Attorney to

transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated: ______________________ 20 __________

Signature: ________________________________

Signature: ________________________________

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.

The IRS requires that we report the cost basis of certain shares acquired after January 1, 2011. If your shares were covered by the legislation and you have sold or transferred the shares and requested a specific cost basis calculation method, we have processed as requested. If you did not specify a cost basis calculation method, we have defaulted to the first in, first out (FIFO) method. Please visit our website or consult your tax advisor if you need additional information about cost basis.

**If you do not keep in contact with us or do not have any activity in your account for the time periods specified by state law, your property could become subject to state unclaimed property laws and transferred to the appropriate state.**

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